Exhibit 4(ay)

FPL GROUP CAPITAL INC
FPL GROUP, INC.

OFFICER’S CERTIFICATE

Creating the ___ Junior Subordinated Debentures, Series due __

____________, the ___________________________________ of FPL Group Capital Inc (the “Company”), and ____________, the ___________________________________ of FPL Group, Inc. (the “Guarantor”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and Sections 201 and 301 of the Indenture, do hereby certify to The Bank of New York (the “Trustee”), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities [1 relating to Trust Securities]) dated as of [1March 1, 2004] [_________, 20__] (the “Indenture”) that:

1.
The securities to be issued under the Indenture shall be designated “_____ Junior Subordinated Debentures, Series due ___” (the “Debentures of the ____ Series”) and shall be issued in substantially the form set forth in Exhibit A hereto. [1The Debentures of the ____ Series are to be issued to The Bank of New York, as Property Trustee (the “Property Trustee”) of FPL Group Capital Trust __, a Delaware statutory trust (the “Trust”)];

2.	The Debentures of the ____ Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ___________, ____;

3.	The Debentures of the ____ Series shall bear interest as provided in the form thereof set forth as Exhibit A hereto;

4.	Each installment of interest on a Debenture of the ____ Series shall be payable as provided in the form thereof set forth as Exhibit A hereto;

5.
Registration and registration of transfers and exchanges in respect of the Debentures of the ____ Series may be effected at the office or agency of the Company in The City of New York, New York. Notices and demands to or upon the Company in respect of the Debentures of the ____ Series may be served at the office or agency of the Company in The City of New York, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the ____ Series;

6.
The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the ____ Series shall be the close of business on the 15th calendar day next preceding such Interest Payment Date, provided that if the Debentures of the ______ Series are held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date;

1 For use in connection with subordinated debt securities relating to trust securities.

7.	[Redemption provisions, if any will be inserted];

8.
[1If at any time a Tax Event (as defined in the form of the Debentures of the _____ Series set forth as Exhibit A hereto) shall occur and be continuing, and either (i) in the opinion of tax counsel to the Trust or the Guarantor experienced in such matters, there would in all cases, after effecting the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of the Debentures of the ____ Series to the holders of the Preferred Trust Securities issued by the Trust (the “Preferred Trust Securities”), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in the form of the Debentures of the ____ Series set forth as Exhibit A hereto) would continue to exist or (ii) the Debentures of the ____ Series are not held by the Trust, then the Company shall have the right to redeem the Debentures of the ____ Series, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon, including Additional Interest, if any, to the Redemption Date;]

[1If at any time an Investment Company Act Event (as defined in the form of the Debentures of the ____ Series set forth as Exhibit A hereto) shall occur and be continuing, then the Company shall have the right to redeem the Debentures of the ____ Series, in whole, but not in part, at any time within 90 days following the occurrence of the Investment Company Act Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon, including Additional Interest, if any, to the Redemption Date;]

9.
So long as any Debentures of the ____ Series are Outstanding, the failure of the Company to pay interest [1, including Additional Interest], if any, on any Debentures of the ____ Series within 30 days after the same becomes due and payable (whether or not payment is prohibited by the subordination provisions of Article Fourteen and Article Fifteen of the Indenture) shall constitute an Event of Default [1; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 312 of the Indenture and paragraph (10) of this Certificate shall not constitute a failure to pay interest for this purpose];

10.
[1Pursuant to Section 312 of the Indenture, so long as no Event of Default under the Indenture has occurred and is continuing with respect to the Securities of any series, the Company shall have the right, at any time and from time to time during the term of the Debentures of the ____ Series, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an “Extension Period”); provided that no Extension Period shall extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. During the Extension Period interest (calculated for each Interest Period in the manner provided for in Exhibit A hereto, as if the interest payment period had not been so extended) will be compounded [quarterly]. At the end of the Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Debentures of the ______ Series, compounded [quarterly], to the extent permitted by applicable law) and Additional Interest, if any, to the Person in whose name the Debentures of the____ Series are registered at the close of business on the Regular Record Date for the Interest Payment Date on which such Extension Period ended; provided that any such accrued and unpaid interest payable at Stated Maturity or any Redemption Date will be paid to the Person to whom principal is payable. With respect to the Debentures of _____ Series, the term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance. However, during any such Extension Period, neither the Guarantor nor the Company shall

(A)    declare or pay any dividends or distributions on its capital stock, or

(B)     redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, or

(C)     pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment to the Debentures of the _____ Series or the Guarantee (as the case may be), or

(D)     make any payments with respect to any guarantee of debt securities by the Guarantor if such guarantee is equal or junior in right of payment to the Debentures of the _____ Series or the Guarantee (as the case may be) (“Restricted Payments”).

The foregoing provisions shall not prevent or restrict the Guarantor or the Company from making:

(a)    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the interest payment period is extended requiring it to purchase, redeem or acquire its capital stock;

(b)     any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clauses (A) and (B) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(c)     the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

(d)     dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts);

(e)     redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)    payments under any preferred trust securities guarantee or guarantee of junior subordinated debentures executed and delivered by the Guarantor concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or junior subordinated debentures (as the case may be) is paid on all preferred trust securities or junior subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or junior subordinated debentures (as the case may be) is then entitled if paid in full;

(g)     dividends or distributions by the Company on its capital stock to the extent owned by the Guarantor; or

(h)     redemptions, purchases, acquisitions or liquidation payments by the Company with respect to its capital stock to the extent owned by the Guarantor.

Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Debentures of the ____ Series. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust and the Trustee notice of its election of an Extension Period before the earlier of (i) the Business Day prior to the record date for the distribution on the Preferred Trust Securities which would occur but for such election or (ii) the date the Administrative Trustees of the Trust are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such distribution. The Trustee will cause the Trust to send notice of such election to the holders of Preferred Trust Securities];

11.
[1At any time, the Guarantor will have the right to dissolve the Trust and, after satisfaction of liabilities to creditors, if any, of the Trust as provided by applicable law, cause a proportionate amount of the Debentures of the ____ Series to be distributed to the holders of the Preferred Trust Securities and the Common Trust Securities;]

12.
In the event that, at any time subsequent to the initial authentication and delivery of the Debentures of the ____ Series, the Debentures of the ____ Series are to be held in global form by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer’s Certificate supplemental to this certificate;

13.
No service charge shall be made for the registration of transfer or exchange of the Debentures of the ____ Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

14.
[1The Trust for Debentures of the ____ Series shall be FPL Group Capital Trust __, a Delaware statutory trust. The Trust Agreement for Debentures of the ____ Series shall be the Amended and Restated Trust Agreement dated as of _________, 200__ relating to the Trust, as it may be modified, amended or supplemented from time to time;]

15.
If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the ____ Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the ____ Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the ____ Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B)     an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the ____ Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

16.
The Company reserves the right to require legends on Debentures of the ____ Series as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws;

17.	The Debentures of the ____ Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto;

18.
The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the ____ Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

19.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

20.
In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

21.
In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the ____ Series requested in the accompanying Company Order No. __, have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this _____ day of _________, ____ in New York, New York.

By:

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Guarantor this _____ day of _________, ____ in New York, New York.

By:

                                Exhibit A

No._______________                                                                            CUSIP No. ___________

[FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

FPL GROUP CAPITAL INC

[_______] JUNIOR SUBORDINATED DEBENTURES, SERIES DUE _____

FPL GROUP CAPITAL INC, a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [_________________] [1The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement, dated as of __________, 200__ of FPL Group Capital Trust __, a Delaware statutory trust], or registered assigns, the principal sum of ____________________ Dollars on ____________ and to pay interest on said principal sum ________ on ______, ______, ______ and ______ of each year commencing ______ (each an “Interest Payment Date”) at the rate of ______% per annum until the principal hereof is paid or made available for payment. [Provision for reset of interest rate will be inserted, if applicable.] Interest on the Securities of this series will accrue from and including __________, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay); provided, however, that if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment which shall be the close of business on the 15th calendar day next preceding such Interest Payment Date, provided that if the Securities are held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date, and provided further that interest payable at Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

FPL GROUP CAPITAL INC
By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

[FORM OF GUARANTEE]

FPL GROUP, INC., a corporation organized under the laws of the State of Florida (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest, [1including Additional Interest], if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture regardless of any defense, right of set-off or counterclaim that the Guarantor may have (except the defense of payment). In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holder of the Security or to a Paying Agent, or by causing the Company to pay such amount to such Holder or a Paying Agent.

The Guarantor hereby agrees that its payment obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto (except that the Guarantor will have the benefit of any waiver, modification or indulgence granted to the Company in accordance with the Indenture), by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon [1(including Additional Interest, if any)], or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof.

The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, the filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the payment obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, [1including Additional Interest], if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

The obligations evidenced by this Guarantee are, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Guarantor shall be subrogated to all rights of the Holder of a Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture which are then due and payable shall have been paid in full.

This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s property and assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed in New York, New York.

FPL GROUP, INC.
By:

[FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities [1relating to Trust Securities]), dated as of [March 1, 2004] [________, 20__] (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, FPL Group, Inc. and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on _____________, creating the series designated on the face hereof (herein called, the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

[Redemption provisions, if any, will be inserted]

[1If at any time a Tax Event (as defined below) shall occur and be continuing, and either (i) in the opinion of tax counsel to the Trust or the Guarantor experienced in such matters, there would in all cases, after effecting the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of this Security to the holders of the Preferred Trust Securities issued by the Trust (the “Preferred Trust Securities”), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist or (ii) this Security is not held by the Trust, then the Company shall have the right to redeem this Security, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon, including the Additional Interest, if any, to the Redemption Date.]

[1“Tax Event” means the receipt by the Trust, the Guarantor or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authorities thereof or therein; (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, or which Administrative Action is taken or which judicial decision, interpretation or pronouncement is issued, in each case on or after _________, 200_, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States Federal income tax with respect to interest received on this Security, (ii) interest payable by the Company on this Security is not, or will not be, fully deductible by the Company for United States Federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an “Adverse Tax Consequence”).]

[1If at any time an Investment Company Act Event (as defined below) shall occur and be continuing, then the Company shall have the right to redeem this Security, in whole, but not in part, at any time within 90 days following the occurrence of the Investment Company Act Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon, including Additional Interest, if any, to the Redemption Date.

An “Investment Company Act Event” occurs when the Trust, the Guarantor or the Company has received an Opinion of Counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after __________, 200_, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the Investment Company Act of 1940, as amended.]

Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer’s Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[1Pursuant to Section 312 of the Indenture, so long as no Event of Default under the Indenture has occurred and is continuing with respect to the Securities of any series, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an “Extension Period”); provided that no Extension Period shall extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. During the Extension Period interest (calculated for each Interest Period in the manner provided for on the face hereof, as if the interest payment period had not been so extended) will be compounded [quarterly]. At the end of the Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest accrued and unpaid hereon (together with interest hereon at the rate specified for the Securities of this series, compounded [quarterly], to the extent permitted by applicable law) and Additional Interest, if any, to the Person in whose name the Securities of this series are registered at the close of business on the Regular Record Date for the Interest Payment Date on which such Extension Period ended; provided that any such accrued and unpaid interest payable at Stated Maturity or any Redemption Date will be paid to the Person to whom principal is payable. With respect to the Securities of this series, the term “Interest Period” shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance. However, during any such Extension Period, neither the Guarantor nor the Company shall (i) declare or pay any dividends or distributions on its capital stock, or (ii) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, or (iii) pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment to the Securities of this series or the Guarantee (as the case may be), or (iv) make any payments with respect to any guarantee of debt securities by the Guarantor if such guarantee is equal or junior in right of payment to the Securities of this series or the Guarantee (as the case may be) (“Restricted Payments”).

The foregoing provisions shall not prevent or restrict the Guarantor or the Company from making:

(a)    purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the interest payment period is extended requiring it to purchase, redeem or acquire its capital stock;

(b)    any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clauses (i) and (ii) above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(c)    the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

(d)    dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts);

(e)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)    payments under any preferred trust securities guarantee or guarantee of junior subordinated debentures executed and delivered by the Guarantor concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or junior subordinated debentures (as the case may be) is paid on all preferred trust securities or junior subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or junior subordinated debentures (as the case may be) is then entitled if paid in full;

(g)    dividends or distributions by the Company on its capital stock to the extent owned by the Guarantor; or

(h)    redemptions, purchases, acquisitions or liquidation payments by the Company with respect to its capital stock to the extent owned by the Guarantor.

Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Securities of this series. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the distribution which would occur but for such election and the Trustee will cause the Trust to send notice of such election to the holders of Preferred Trust Securities.]

The Securities of this series are issuable only in registered form without coupons in denominations of $[1,000][25] and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined either in the Indenture or in the Officer’s Certificate shall have the meanings assigned to them in the Indenture or in the Officer’s Certificate.